

JONES APPAREL GROUP

2010 First Quarter Earnings

April 28, 2010

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

- those associated with the effect of national, regional and international economic conditions;
- lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
- the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
- given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
- the performance of the Company's products within the prevailing retail environment;
- customer acceptance of both new designs and newly-introduced product lines;
- the Company's reliance on a few department store groups for large portions of the Company's business;
- the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
- the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
- consolidation of the Company's retail customers;
- financial difficulties encountered by the Company's customers;
- the effects of vigorous competition in the markets in which the Company operates;
- the Company's ability to attract and retain qualified executives and other key personnel;
- the Company's reliance on independent foreign manufacturers;
- changes in the costs of raw materials, labor, advertising and transportation;
- the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
- the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
- the Company's ability to successfully implement new operational and financial computer systems; and
- the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Q1 Performance – Consolidated

($ in millions, except per share)	Q1-2010	Q1-2009
Total Revenue	$887	$893
Gross Profit	$326	$296
Gross Margin	36.8%	33.2%
SG&A	$247	$247
Operating Income	$79	$49
Net Income	$41	$24
Adjusted EPS	$0.47	$0.28

- Revenue ahead of expectations, decreased from prior year less than 1%
- Gross margins improved by 360 basis points with improvements across all segments
- Revenue from e-commerce sites increased approximately 35.9% to $14.5 million
- Company operated retail segment improved results by ~$12 million in quarter, reflecting retail improvement plan

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Strong Financial Position

- Cash at quarter end: $222 million
- Inventory at quarter end: $354 million, down 25% from prior year
- $650 million credit facility undrawn at 04/03/10
- Quarterly dividend: $0.05 per share
- First Quarter 2010 Capital Expenditures: $9 million

Segment Performance (1)

($ in millions)	Q1 - 2010	Q1 - 2009
Revenue -		
Wholesale Better Apparel	$320	$331
Wholesale Jeanswear	$221	$231
Wholesale Footwear & Accessories	$242	$237
Retail	$142	$141
Operating Profit -		
Wholesale Better Apparel	$59	$52
Wholesale Jeanswear	$36	$23
Wholesale Footwear & Accessories	$25	$20
Retail	($23)	($35)
Operating Margin -		
Wholesale Better Apparel	18.6%	15.8%
Wholesale Jeanswear	16.5%	9.8%
Wholesale Footwear & Accessories	10.1%	8.4%
Retail	-16.3%	-24.7%

(1) Results include intersegment sales and margin for the wholesale segments.

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Retail Improvement Plan Update

- On an adjusted basis, the Retail segment improved Q1 results by approximately $12 million versus 2009
- Closing unprofitable and marginally profitable store locations
  - Through 4/3/10, have closed 160 doors
  - Reducing store base by approximately 270 doors by December 2010
  - Will end 2010 with approximately 775 stores
- Expense savings and elimination of unprofitable locations to benefit results
  - Anticipated incremental benefits: $12 million in 2010; $18 million in 2011
- Retail remains core to Jones Apparel Group
  - Key retail stores (flagships) enhance brands
  - Product synergies with Wholesale channel
  - Branding opportunity – ability to showcase complete brand line
  - Outlet channel has been consistently profitable point of distribution

Right-sizing initiatives to stabilize, improve return on invested capital and return Company-owned retail to profitability.

2010 Guidance

($ in millions)	**Revenue**
Wholesale Better Apparel	$1,090 - $1,130
Wholesale Jeanswear	$780 - $820
Wholesale Footwear and Accessories	$1,000 - $1,040
Retail	$680 – $720
Licensing, Other and Eliminations	($150) – ($170)
Total Company	$3,400 - $3,540
Interest Expense	~$48 Million
Equity in Losses of Unconsolidated Affiliate	~($3) Million
Effective Tax Rate	~37.0 %
Depreciation and Amortization	~$100 Million
% of Net Earnings Applicable to Common Equity	~95.5%
Income Attributable to Noncontrolling Interest	~($1) Million
Weighted Average Shares	~82.5 Million
Capital Expenditures	~$45 - $50 Million

Full Year Brand Contribution



2010 Projected Revenues
Nine West
24%
Jones New York
21%
Easy Spirit
8%
Gloria
Vanderbilt
7%
Anne Klein
6%
l.e.i.
5%
Bandolino
5%
Kasper
4%
Energie
3%
Other
17%

Appendix

Q1 2010 Reconciliation GAAP to Adjusted

($ in millions)

	GAAP	Adjustments		Adjusted
Q1 2010 Net Revenues				
Wholesale Better Apparel	$ 320	$ -		$ 320
Wholesale Jeanswear	221	-		221
Wholesale Footwear & Accessories	242	-		242
Retail	142	-		142
Licensing, Other and Eliminations	(38)	-		(38)
Total Company	$ 887	$ -		$ 887
Q1 2010 Gross Profit	$ 326	$ -		$ 326
Q1 2010 SG&A	$ 250	$ (3)	(a-d)	$ 247
Q1 2010 Operating Income				
Wholesale Better Apparel	$ 57	$ 2	(b,c)	$ 59
Wholesale Jeanswear	37	(1)	(b,d)	36
Wholesale Footwear & Accessories	24	1	(b,d)	25
Retail	(23)	-	(a,b,d)	(23)
Licensing, Other and Eliminations	(19)	1	(c)	(18)
Total Segment Income	$ 76	$ 3		$ 79
Net Income allocated to Common Equity	$ 37	$ 2		$ 39
Net Income allocated to Participating Shares	$ 2	$ 0		$ 2
Total allocated net income	$ 39	$ 2		$ 41

(a) Includes severance, fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.

(b) Includes severance related to the restructuring of our costume jewelry business, severance associated with the closure of the Texas warehouse, and severance related to other cost saving initiatives.

(c) Includes acquisition-related costs and charges, including the amortization of the acquired order backlog and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition and other strategic transactional-related fees.

(d) Includes costs related to the exit from or restructuring of our moderate sportswear and certain other product lines, expenses associated with the closure of the Texas warehouse, and certain other charges not considered by management to be part of ongoing operations.

Appendix

Q1 2009 Reconciliation GAAP to Adjusted

($ in millions)

	GAAP	Adjustments		Adjusted
Q1 2009 Net Revenues				
Wholesale Better Apparel	$ 331	$ -		$ 331
Wholesale Jeanswear	229	2	(a)	231
Wholesale Footwear & Accessories	237	-		237
Retail	141	-		141
Licensing, Other and Eliminations	(47)	-		(47)
Total Company	$ 891	$ 2		$ 893
Q1 2009 Gross Profit	$ 293	$ 3	(a, b)	$ 296
Q1 2009 SG&A	$ 279	$ (32)	(a-c)	$ 247
Q1 2009 Operating (Loss) Income				
Wholesale Better Apparel	$ 50	$ 2	(b)	$ 52
Wholesale Jeanswear	17	6	(a, b)	23
Wholesale Footwear & Accessories	16	4	(b)	20
Retail	(58)	23	(b,c)	(35)
Licensing, Other and Eliminations	(11)	-		(11)
Total Segment Income	$ 14	$ 35		$ 49
Net Income allocated to Common Equity	$ -	$ 23		$ 23
Net Income allocated to Participating Shares	$ -	$ 1		$ 1
Total allocated net income	$ -	$ 24		$ 24

(a) Includes costs related to the exit from certain moderate sportswear lines announced in May 2007, the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs.

(b) Includes severance and other expenses related to strategic review of operations, and certain other items.

(c) Includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.